SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 19, 2011
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification #)
4505 Emperor Blvd., Suite 200 Durham, North Carolina 27703
(Address of Principal Executive Office)
(919) 859-1302
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2011, Stuart R. Grant, the Chief Financial Officer of BioCryst Pharmaceuticals, Inc. (the “Company”), notified the Company of his intention to resign from his employment with the Company effective May 31, 2011. Following the loss of his son last year, Mr. Grant has indicated that he intends to devote time this year to travel with his family. He feels that this is an important part of his recovery process. Mr. Grant remains fully committed to his responsibilities with the Company until his resignation and will be involved in the selection of and transition of his responsibilities to his successor.
It is anticipated that Mr. Grant will maintain his relationship with the Company following his resignation through a consulting agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary